Exhibit 99.1

For Immediate Release	April 28, 2026

LANDSTAR SYSTEM REPORTS IMPROVED FIRST QUARTER PERFORMANCE

REVENUE OF $1.171B AND EARNINGS PER SHARE OF $1.16

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported its financial results for the 2026 first quarter. The Company reported total revenue of $1.171 billion in the 2026 first quarter, an increase of 2% as compared to revenue of $1.153 billion in the 2025 first quarter, and basic and diluted earnings per share (“EPS”) of $1.16 in the 2026 first quarter, an increase of 36% as compared to EPS of $0.85 per share in the 2025 first quarter. As a reminder, EPS in the 2025 first quarter was unfavorably impacted by approximately $0.10 related to the previously disclosed supply chain fraud matter. The Company also reported a 14% increase in gross profit and a 7% increase in variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2026 first quarter, as compared in each case to the 2025 first quarter.

“The Landstar team of independent business owners and employees executed well in a dynamic transportation backdrop, with our network generating higher truck transportation revenues and increased BCO utilization year-over-year,” said Landstar President and Chief Executive Officer Frank Lonegro. “I was particularly pleased with our variable contribution performance which reflected Landstar’s first year-over-year increase in variable contribution since the third quarter of 2022. We were encouraged by our improved first quarter results, attributable to a strengthening rate environment and the Company’s unwavering commitment to safety, security and service.”

	1Q 2026	1Q 2025	Change ($)	Change (%)
Revenue	$1,171,291	$1,152,502	$18,789	1.6%
Gross profit	$112,542	$98,305	$14,237	14.5%
Variable contribution	$172,151	$161,310	$10,841	6.7%
Operating income	$53,236	$39,419	$13,817	35.1%
Basic and diluted earnings per share (“EPS”)	$1.16	$0.85	$0.31	36.5%

(1)	Dollars above in thousands, except per share amounts.
(2)	Please refer to the Consolidated Statements of Income and the Reconciliation of Gross Profit to Variable Contribution included below.

Landstar continues to return capital to stockholders through the Company’s stock purchase program and dividends. During the 2026 first quarter, Landstar purchased 150,923 shares of its common stock at an aggregate cost of $22.6 million. The Company is currently authorized to purchase up to an additional 1,115,195 shares of the Company’s common stock under its longstanding share purchase program. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.40 per share payable on June 9, 2026, to stockholders of record as of the close of business on May 19, 2026.

LANDSTAR SYSTEM/ 2

During the 2026 first quarter, truck revenue was $1,082 million, or 3% higher, as compared to the 2025 first quarter truck revenue of $1,050 million. Truck revenue per load increased approximately 6% in the 2026 first quarter compared to the 2025 first quarter, while the number of loads hauled via truck decreased approximately 2% compared to the 2025 first quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2026 first quarter was 92% of revenue, compared to 91% of revenue in the 2025 first quarter. Truckload transportation revenue hauled via van equipment in the 2026 first quarter was $603 million, compared to $595 million in the 2025 first quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2026 first quarter was $369 million, compared to $340 million in the 2025 first quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2026 first quarter was $87 million, compared to $92 million in the 2025 first quarter. Revenue hauled by rail, air and ocean cargo carriers was $67 million, or 6% of revenue, in the 2026 first quarter, compared to $83 million, or 7% of revenue, in the 2025 first quarter.

Gross profit in the 2026 first quarter was $113 million, as compared to $98 million in the 2025 first quarter. Variable contribution in the 2026 first quarter was $172 million, compared to $161 million in the 2025 first quarter. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2026 and 2025 first quarters are provided in the Company’s accompanying financial disclosures.

The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $411 million as of March 28, 2026. Trailing twelve-month return on average shareholders’ equity was 14%. Return on invested capital, representing net income divided by the sum of average equity plus average debt, was 13%.

LANDSTAR SYSTEM/ 3

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 4:30 p.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s First Quarter 2026 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of freight transportation and logistics solutions focused on safety, security and service to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed non-GAAP financial measures: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

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Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “would,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: decreased demand for transportation services; U.S. trade relationships and potential or imposed tariffs; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s second largest such agent by revenue in the 2025 fiscal year; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; acquisitions and investments; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2025 fiscal year, described in Part I, Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 28,	March 29,
	2026	2025
Revenue	$1,171,291	$1,152,502
Investment income	2,974	3,598
Costs and expenses:
Purchased transportation	906,997	897,878
Commissions to agents	92,143	93,314
Other operating costs, net of gains on asset sales/dispositions	14,800	11,829
Insurance and claims	35,564	39,852
Selling, general and administrative	60,965	61,582
Depreciation and amortization	10,560	12,226

Total costs and expenses	1,121,029	1,116,681

Operating income	53,236	39,419
Interest and debt expense (income)	518	(159)

Income before income taxes	52,718	39,578
Income taxes	13,278	9,772

Net income	$39,440	$29,806

Basic and diluted earnings per share	$1.16	$0.85

Average basic and diluted shares outstanding	34,022,000	35,203,000

Dividends per common share	$0.40	$0.36

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	March 28,	December 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$353,255	$396,694
Short-term investments	57,697	55,531
Trade accounts receivable, less allowance of $8,606 and $12,490	692,016	670,137
Other receivables, including advances to independent contractors, less allowance of $15,791 and $18,759	48,402	52,784
Assets held for sale	11,788	12,231
Other current assets	20,443	28,949

Total current assets	1,183,601	1,216,326

Operating property, less accumulated depreciation and amortization of $480,097 and $473,642	255,738	261,322
Goodwill	34,005	34,005
Other assets	128,854	124,282

Total assets	$1,602,198	$1,635,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$54,432	$56,654
Accounts payable	396,654	369,567
Current maturities of long-term debt	26,121	28,342
Insurance claims	56,794	87,343
Dividends payable	—	68,117
Liabilities held for sale	8,468	6,961
Other current liabilities	88,251	78,856

Total current liabilities	630,720	695,840

Long-term debt, excluding current maturities	43,145	48,480
Insurance claims	96,502	62,706
Deferred income taxes and other non-current liabilities	32,855	33,244
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,619,240 and 68,590,708	686	686
Additional paid-in capital	263,740	261,256
Retained earnings	2,878,506	2,852,680
Cost of 34,691,030 and 34,531,982 shares of common stock in treasury	(2,336,869)	(2,313,245)
Accumulated other comprehensive loss	(7,087)	(5,712)

Total shareholders’ equity	798,976	795,665

Total liabilities and shareholders’ equity	$1,602,198	$1,635,935

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirteen Weeks Ended
	March 28,	March 29,
	2026	2025
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$603,406	$594,795
Unsided/platform equipment	368,569	340,408
Less-than-truckload	23,788	22,436
Other truck transportation (1)	86,518	92,079

Total truck transportation	1,082,281	1,049,718
Rail intermodal	19,314	17,487
Ocean and air cargo carriers	47,969	65,637
Other (2)	21,727	19,660

	$1,171,291	$1,152,502

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$475,348	$427,057
Number of loads:
Truck transportation
Truckload:
Van equipment	277,711	288,063
Unsided/platform equipment	114,554	117,245
Less-than-truckload	34,925	35,580
Other truck transportation (1)	46,390	44,012

Total truck transportation	473,580	484,900
Rail intermodal	6,590	6,150
Ocean and air cargo carriers	6,710	9,120

	486,880	500,170

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	207,610	194,070
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,173	$2,065
Unsided/platform equipment	3,217	2,903
Less-than-truckload	681	631
Other truck transportation (1)	1,865	2,092
Total truck transportation	2,285	2,165
Rail intermodal	2,931	2,843
Ocean and air cargo carriers	7,149	7,197
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,290	$2,201
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	41%	37%
Truck Brokerage Carriers	52%	54%
Rail intermodal	2%	2%
Ocean and air cargo carriers	4%	6%
Other	2%	2%

	March 28,	March 29,
	2026	2025
Truck Capacity Providers:
BCO Independent Contractors (3)	7,663	7,871

Truck Brokerage Carriers:
Approved and active (4)	37,647	47,323
Other approved	27,420	33,275

	65,067	80,598

Total available truck capacity providers	72,730	88,469

Trucks provided by BCO Independent Contractors (3)	8,476	8,620

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.

(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirteen Weeks Ended
	March 28,	March 29,
	2026	2025
Revenue	$1,171,291	$1,152,502
Costs of revenue:
Purchased transportation	906,997	897,878
Commissions to agents	92,143	93,314

Variable costs of revenue	999,140	991,192
Trailing equipment depreciation	6,268	6,977
Information technology costs (1)	2,603	3,675
Insurance-related costs (2)	35,938	40,524
Other operating costs	14,800	11,829

Other costs of revenue	59,609	63,005

Total costs of revenue	1,058,749	1,054,197

Gross profit	$112,542	$98,305

Gross profit margin	9.6%	8.5%
Plus: other costs of revenue	59,609	63,005

Variable contribution	$172,151	$161,310

Variable contribution margin	14.7%	14.0%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.